As filed with the Securities and Exchange Commission on June 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________

UNIT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	73-1283193
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

7130 South Lewis, Suite 1000
Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

_____________________________

Unit Corporation Stock and Incentive Compensation Plan,
as Amended and Restated May 2, 2012
(Full Title of the Plan)
_____________________________

Mark E. Schell	Copy to:
Senior Vice President and General Counsel
Unit Corporation	Robert J. Melgaard, Esq.
7130 South Lewis, Suite 1000	Conner & Winters, LLP
Tulsa, Oklahoma 74136	4000 One Williams Center
(Name and Address of Agent for Service)	Tulsa, Oklahoma 74172-0148
(918) 586 -8973
(918) 493-7700
(Telephone Number, Including Area Code, of Agent For
Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer X                                                                                                Accelerated filer □
Non-accelerated filer □ (Do not check if a smaller reporting company)                 Smaller reporting company □
_____________________________

CALCULATION OF REGISTRATION FEE

Proposed
Maximum
	Amount To	Offering	Proposed Maximum
Title Of Each Class Of Securities	Be	Price	Aggregate	Amount of
To Be Registered	Registered (1)	Per Share	Offering Price	Registration Fee
Common Stock, par value $0.20 per share(3)	1,030,000	$38.22(2)	$39,366,600(2)	$4,511.41

(1)
This Registration Statement covers 1,030,000 additional shares available for issuance under the Unit Corporation Stock and Incentive Compensation Plan, as Amended and Restated May 2, 2012.  This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock of the Registrant.  Included in the 1,030,000 shares registered under this Registration Statement are 230,000 shares which were reserved but not issued under the Registrant's 2000 Non-Employee Directors’ Stock Option Plan, as Amended and Restated May 29, 2009.  No further awards will be made under the Registrant’s 2000 Non-Employee Directors’ Stock Option Plan, as Amended and Restated May 29, 2009.

(2)
For purposes of determining the registration fee, the maximum per share and aggregate offering prices have been determined, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices of the Common Stock of the Registrant as reported on the New York Stock Exchange on June 4, 2012.

(3)
Each share of Common Stock of the Registrant is accompanied by a preferred share purchase right under the Rights Agreement, as amended and restated on May 18, 2005, and as further amended, between the Registrant and American Stock Transfer & Trust Company, LLC, as Rights Agent.

TABLE OF CONTENTS

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE	1
PART II	1
Item 3. Incorporation of Documents by Reference	1
Item 5. Interests of Named Experts and Counsel	1
Item 6. Indemnification of Directors and Officers	1
Item 8. Exhibits	2
Item 9. Undertakings	2
SIGNATURES	4
EXHIBIT INDEX	6
EX-5: OPINION AND CONSENT OF MARK E. SCHELL, ESQ.
EX-15: LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION EX-23.1: CONSENT OF PRICEWATERHOUSECOOPERS LLP
EX-23.2: CONSENT OF RYDER SCOTT COMPANY, L.P.

INCORPORATION OF PRIOR
REGISTRATION STATEMENT BY REFERENCE

This Registration Statement relates to the registration of additional shares of common stock of Unit Corporation, a Delaware corporation (the “Company” or the “Registrant”), to be issued pursuant to the Unit Corporation Stock and Incentive Compensation Plan, as Amended and Restated May 2, 2012 (the “Plan”).  The additional shares relate to the amendment and restatement of the Plan approved by the stockholders of the Registrant at the Annual Meeting of Stockholders on May 2, 2012, to, among other things, increase the number of shares of common stock available for issuance under the Plan by 1,030,000 shares, including 230,000 shares which were reserved but not issued under the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan, as Amended and Restated May 29, 2009.  The contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-135194, filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2006, relating to the Plan is hereby incorporated by reference in this Registration Statement, except as amended hereby, pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference herein:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on February 23, 2012;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the Commission on May 1, 2012;

(c)	the Registrant’s Current Report on Form 8-K, filed with the Commission on May 7, 2012;

(d)
the description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Amended Form 8-B, dated October 7, 1986, filed with the Commission, including any amendment or report heretofor or hereafter filed for the purpose of updating the description; and

(e)
the description of rights to purchase preferred stock contained in the Registrant’s Registration Statement on Form 8-A/A, filed with the Commission on May 24, 2005, including any amendment or report heretofor or hereafter filed for the purpose of updating the description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished pursuant to any Current Report on Form 8-K), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 5. Interests of Named Experts and Counsel.

Mark E. Schell, General Counsel of the Registrant, as our counsel, will issue an opinion for the Registrant regarding the validity of the shares of common stock offered by this Registration Statement.  Mark E. Schell beneficially owns 62,386 shares of our common stock.

Item 6. Indemnification of Directors and Officers.

Article 4 of of the Registrant’s by-laws provides for indemnification of any person who is, or is threatened to be made, a witness in or a party to any proceeding by reason of his or her position as a director, officer, or employee, to the extent authorized by applicable law including, but not limited to, the Delaware General Corporation Law. Under Section

145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is generally limited to attorney's fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. Article 4 of the Registrant’s by-laws also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted to present and former directors, officers, employees and agents, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Article Nine of the Registrant’s charter eliminates in certain circumstances the monetary liability of the Registrant’s directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director

•	for a breach of the director's duty of loyalty to the Registrant or to the Registrant’s stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;
•	under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or
•	for transactions from which the director derived an improper personal benefit.

The Registrant has purchased directors’ and officers’ liability insurance that would indemnify the Registrant’s directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

The Registrant’s policy is to enter into separate indemnification agreements with each of the Registrant’s directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and which allow for certain additional procedural protections.

The above discussion of the Registrant’s charter, by-laws, indemnification agreements and of Section 145 of the Delaware General Corporation Law is not exhaustive and is qualified in its entirety by the Registrant’s charter and by-laws, the indemnification agreements and statute.

Item 8. Exhibits.

Exhibit No.	Description

4	Unit Corporation Stock and Incentive Compensation Plan, as Amended and Restated May 2, 2012 (incorporated by reference to Exhibit 10 to the Registrant’s Form 8-K dated May 2, 2012).

5	Opinion and consent of Mark E. Schell, Esq.*

15	Letter re Unaudited Interim Financial Information.*

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Mark E. Schell, Esq. (included in Exhibit 5).*

23.3	Consent of Ryder Scott Company, L.P.*

24	Power of Attorney (included on signature page).*

* Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on this 6th day of June, 2012.

UNIT CORPORATION
By:	/s/ Mark E. Schell
	Name:	Mark E. Schell
	Title:	Senior Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Schell and Larry D. Pinkston, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign a Registration Statement on Form S-8 of Unit Corporation and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ John G. Nikkel	Chairman of the Board and Director	June 6, 2012
------------------------------------
John G. Nikkel

/s/ Larry D. Pinkston	Director, President and Chief Executive Officer (Principal Executive Officer)	June 6, 2012
------------------------------------
Larry D. Pinkston

/s/ David T. Merrill	Chief Financial Officer and Treasurer (Principal Financial Officer)	June 6, 2012
------------------------------------
David T. Merrill

/s/ Don Hayes	Vice President and Controller (Principal Accounting Officer)	June 6, 2012
------------------------------------
Don Hayes

/s/ J. Michael Adcock	Director	June 6, 2012
------------------------------------
J. Michael Adcock

/s/ Gary R. Christopher	Director	June 6, 2012
------------------------------------
Gary R. Christopher

/s/ Steven B. Hildebrand	Director	June 6, 2012
------------------------------------
Steven B. Hildebrand

/s/ William B. Morgan	Director	June 6, 2012
------------------------------------
William B. Morgan

/s/ Larry C. Payne	Director	June 6, 2012
------------------------------------
Larry C. Payne

/s/ G. Bailey Peyton IV	Director	June 6, 2012
------------------------------------
G. Bailey Peyton IV

/s/ Robert J. Sullivan, Jr.	Director	June 6, 2012
------------------------------------
Robert J. Sullivan, Jr.

/s/ John H. Williams	Director	June 6, 2012
------------------------------------
John H. Williams

EXHIBIT INDEX

Exhibit No.	Description
4	Unit Corporation Stock and Incentive Compensation Plan, as Amended and Restated May 2, 2012 (incorporated by reference to Exhibit 10 to the Registrant’s Form 8-K dated May 2, 2012).

5	Opinion and consent of Mark E. Schell, Esq.*

15	Letter re Unaudited Interim Financial Information.*

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Mark E. Schell, Esq. (included in Exhibit 5).*

23.3	Consent of Ryder Scott Company, L.P.*

24	Power of Attorney (included on signature page).*

*Filed herewith.